Exhibit 10.3
CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. OMISSIONS ARE MARKED [***].

COMMERCIALIZATION AGREEMENT
This Commercialization Agreement (this “Agreement”) is made and entered into as of November 21, 2019 (the “Effective Date”) by and between Insulet Corporation, a Delaware corporation having a principal place of business at 100 Nagog Park, Acton, MA 01720 (“Insulet”) and DexCom, Inc., a Delaware corporation having a principal place of business at 6340 Sequence Drive, San Diego, CA 92121 (“DexCom”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Development Agreement.
RECITALS
A.DexCom is in the business of developing and commercializing continuous glucose monitoring systems and related technologies.
B.Insulet is in the business of developing and commercializing an insulin delivery system, patient interface and related technologies.
C.The parties entered into a Development Agreement dated December 7, 2016 (“Development Agreement”) to develop an integrated solution that capitalizes on each party’s existing and developing technology platforms.
D.Pursuant to the Development Program, the parties have developed an integrated solution, the Horizon System (as defined below), which the parties desire to commercialize on the terms and conditions set forth herein.
Accordingly, the parties therefore agree as follows:
AGREEMENT
1.DEFINITIONS
1.1.“Affiliates” means any corporation or other entity that is directly or indirectly controlling, controlled by or under common control with a party. For the purpose of this definition, “control” means the direct or indirect ownership of more than fifty percent (50%) of the capital stock of the subject entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, interests entitled to vote in the election of the corresponding managing authority).
1.2.“Agreed Market(s)” means the countries or jurisdictions in which the parities have mutually agreed to commercialize the Horizon System in accordance with the Commercialization Plan, as listed on Exhibit 1.2 and updated from time to time as permitted herein.
1.3.“Agreement” shall have the meaning set forth in the preamble above.

1.4.“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act, the United States Anti-Kickback Statute, the United Kingdom Bribery Act, and any other laws of a similar nature for the prevention of inter alia, fraud, corruption, racketeering, money laundering and terrorism, in each case as they may be amended from time to time.
1.5.“Applicable Law(s)” means all applicable laws, rules and regulations, including any rules, regulations, guidance or other requirements of any Regulatory Authority, that may be in effect from time to time and are applicable to a particular activity hereunder, including but not limited to (i) regulations and guidance documents of the FDA and EMA (and national implementations thereof) and, if and as appropriate under the circumstances, International Conference on Harmonization (ICH) guidance or other comparable regulation and guidance of any applicable Regulatory Authority in the Territory; (ii) cGMP, (iii) Anti-Corruption Laws, (iv) Privacy Laws, (v) Transparency Laws, and (v) current good manufacturing practices (“cGMP”).
1.6.“Breached Party” has the meaning set forth in Section 8.1(v).
1.7.“Change of Control” means with respect to a party:
1.7.1.that a majority of the outstanding voting securities of such party become beneficially owned directly or indirectly by any Third Party (or group of Third Parties acting in concert) that did not own a majority of the voting securities of such party as of the Effective Date;
1.7.2.possession of the power to direct or cause the direction of the management and policies of such party, whether through ownership of the outstanding voting securities, by contract or otherwise, becomes vested in one or more individuals or entities that did not possess such power as of the Effective Date;
1.7.3.that such party consolidates with or merges into another corporation or entity, or any corporation or entity consolidates with or merges into such party, in either event pursuant to a transaction in which more than fifty percent (50%) of the total voting power of the securities outstanding of the surviving entity normally entitled to vote in elections of directors is not held by the individuals or entities holding at least fifty percent (50%) of the outstanding securities of such entity preceding such consolidation or merger; or
1.7.4.that such party conveys or transfers all or substantially all of its assets or the assets to which the subject matter of this Agreement relates to any Third Party.
For clarity, a Change of Control shall not mean any action by a party that results in a change of control of a Third Party, e.g., if a party acquires all or substantially all of the assets of a Third Party.
1.8.“CGM” means continuous glucose monitoring in patients.
1.9.“CGM Data” has the meaning given to it in the Development Agreement.
1.10.“CGM Interoperability Inventions” has the meaning given to it in the Development Agreement.

1.11.“CGM Interoperability Software” has the meaning given to it in the Development Agreement.
1.12.“CGM Patient Interface” has the meaning given to it in the Development Agreement.
1.13.“Commercially Reasonable Efforts” means the carrying out of a party's obligations under this Agreement with the exercise of prudent scientific and business judgment and a level of effort and resources consistent with the efforts and resources that the party who bears the performance obligation or a similarly sized comparable Third Party in the CGM or Insulin Delivery Device industry, as applicable, would employ for products of similar strategic importance and commercial value that result from its own research efforts.
1.14.“Commercial Steering Committee” has the meaning set forth in Section 2.2.1.
1.15.“Commercialization Costs” means all costs and expenses of any kind, incurred by or on behalf of, a party in performing its obligations under the Commercialization Plan or that are otherwise directly attributable to such party with respect to commercializing the Horizon System pursuant to and in accordance with the terms and conditions of this Agreement.
1.16.“Commercialization Plan” has the meaning set forth in Section 2.1.1.
1.17.“Confidential Information” has the meaning set forth in Section 13.1.
1.18.“Co-Promotion Material” means all advertising, promotional and communication materials, in whatever form or medium, for marketing, advertising and/or promotion of the Horizon System in the Agreed Markets for distribution to (i) a Third Party (including potential Customers) in accordance with the terms of the Commercialization Plan and/or (ii) each party’s Sales Team.
1.19.“Copyrights” means works of authorship and copyrightable subject matter.
1.20.“Covered Contractors” has the meaning set forth in Section 12.1(vi).
1.21.“Customer” means an individual end-user of the Horizon System, DexCom System or Insulin Delivery System, as applicable.
1.22.“Data” has the meaning set forth in Section 8.
1.23.“Data Breach” has the meaning set forth in Section 8.1(iv).
1.24.“Data Agreement” has the meaning set forth in Section 8 and attached hereto as Exhibit D, as amended from time to time.
1.25.“DexCom” shall have the meaning set forth in the preamble to this Agreement.
1.26.“DexCom Confidential Information” means Confidential Information of DexCom.
1.27.“DexCom Data” means any and all CGM Data and Raw Data.

1.28.“DexCom Indemnitees” has the meaning set forth in Section 14.2.
1.29.“DexCom Project IP” has the meaning set forth in the Development Agreement.
1.30.“DexCom Software Specifications” has the meaning set forth in the Development Agreement.
1.31.“DexCom System” has the meaning given to it in the Development Agreement;
1.32.“DexCom Trademarks” are set forth in Exhibit 1.32 and shall include such other DexCom trademarks or logos as DexCom may designate in writing to Insulet from time to time.
1.33.“Direct Competitor” has the meaning set forth in Section 15.3.
1.34.“Disclosing Party” has the meaning set forth in Section 13.1.
1.35.“Effective Date” has the meaning set forth in the preamble to this Agreement.
1.36.“EMA” means the European Medicines Agency or any successor agency thereto.
1.37.“EU” means those countries that are members of the European Union as of the date on which the relevant determination is being made.
1.38.“Existing NDA” has the meaning set forth in Section 13.1(iii).
1.39.“First Commercial Launch” means [***] that the Horizon System is made available to a potential Customer for purchase in any Agreed Market following Regulatory Approval in such Agreed Market.
1.40.“Horizon System” means the integrated technology solution referred to as the Omnipod Horizon™ Automated Insulin Delivery System comprised of the DexCom System and the Insulin Delivery System and approved by the Development Agreement Steering Committee on [***] for commercialization hereunder, and/or each subsequent generation or version thereof as may be developed by the parties under the Development Agreement and approved by the Development Agreement Steering Committee for commercialization hereunder. The initial architecture of the Horizon System is shown in Exhibit A hereto.
1.41.“Horizon System Infringement Action” has the meaning set forth in in Section 14.4.
1.42.“Indemnitee” has the meaning set forth in Section 14.5.
1.43.“Indemnitor” has the meaning set forth in Section 14.5.
1.44.“Ineligible Person” shall mean any individual or entity who: (a) is currently excluded, debarred or otherwise ineligible to participate in the federal health care programs or in federal procurement or non-procurement programs; or (b) has been convicted of a criminal offense related to the provision of health care items or services, but has not yet been excluded, debarred or otherwise declared ineligible.

1.45.“Insulet” shall have the meaning set forth in the preamble to this Agreement.
1.46.“Insulet Confidential Information” means Confidential Information of Insulet.
1.47.“Insulet Indemnitees” has the meaning set forth in Section 14.1.
1.48.“Insulet Project IP” has the meaning set forth in the Development Agreement.
1.49.“Insulet Software Specifications” has the meaning set forth in the Development Agreement.
1.50.“Insulet Trademarks” shall mean Insulet, Insulet Logo, Omnipod, Omnipod Logo, Omnipod View, Omnipod Display, Dash, Horizon, PodderCentral and such other Insulet trademarks as Insulet may designate in writing to DexCom from time to time.
1.51.“Insulin Data” has the meaning set forth in the Development Agreement.
1.52.“Insulin Delivery Device” has the meaning set forth in the Development Agreement.
1.53.“Insulin Delivery Patient Interface” has the meaning set forth in the Development Agreement.
1.54.“Insulin Delivery System” has the meaning set forth in the Development Agreement.
1.55.“Insulin Device Interoperability Software” has the meaning set forth in the Development Agreement.
1.56.“Intellectual Property” means, collectively: copyright rights (including the exclusive rights to reproduce, modify, distribute, publicly display and publicly perform the copyrighted work), trademark rights (including trade names, trademarks, service marks, and trade dress and associated goodwill), patent rights (including the exclusive right to make, use, sell, offer for sale and import), rights in trade secrets, rights of publicity, authors’ rights, database rights, and all other intellectual property rights as may exist now and/or hereafter come into existence and all renewals and extensions thereof, including supplemental protection certificates, regardless of whether such rights arise under the laws of the United States or any other state, country or jurisdiction worldwide.
1.57.“Inventions” means ideas, inventions, improvements, trade secrets, know-how, algorithms, formulae, methods and any patentable subject matter.
1.58.“Losses” has the meaning set forth in Section 14.1.
1.59.“Major Release” means a new version of a product that adds material features and functionality improving overall performance, efficiency and/or usability, and designated by the provider as a replacement for a prior version, as opposed to inter-generational releases adding functionality in a backwards-compatible manner, or patch versions making backwards-compatible bug fixes (“Minor Release”).
1.60.“Managed Care Reimbursement” has the meaning set forth in Section 5.2.5.
1.61.“Marketing Team” has the meaning set forth in Section 6.1.3.

1.62.“Personal Data” shall have the meaning assigned to the terms “personal information,” “personal data,” and/or “protected health information” under Privacy Laws (including HIPAA and GDPR) and shall, at a minimum, include any information which relates to an identified or identifiable natural person.
1.63.“Post-Approval Clinical Study” means any clinical study involving the administration of and/or use of the Horizon System with a human subject conducted after Regulatory Approval of the Horizon System in order to support such Regulatory Approval or as otherwise required by a Regulatory Authority.
1.64.“Privacy Laws” means all applicable foreign, federal, state, and local laws governing the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security, disclosure or transfer of Personal Data and other health information (including, but not limited to, electronic transaction sets, medical code sets, provider identifier, employer identifier, and patient identifier), as amended from time to time, including, without limitation, (i) the Health Insurance Portability and Accountability Act of 1996, Pub. L. No. 104191 (HIPAA), as amended by the Health Information Technology for Economic and Clinical Health Act, Title XIII of the American Recovery and Reinvestment Act of 2009, (ii) the EU General Data Protection Regulation 2016/679 (GDPR), and (iii) the CAN-SPAM Act, Canada's Anti-Spam Legislation and other laws governing telemarketing, including but not limited to any such laws or regulations prohibiting unsolicited telephone calls to persons or entities listed on “Do Not Call” registries or similar lists or prohibiting unsolicited e-mails, spam or faxes to any person.
1.65.“Product Claims” means assertions relating to the features and/or benefits of the Horizon System excluding any assertions solely relating to the features and/or benefits of the DexCom System or Insulin Delivery System alone.
1.66.“Publication” has the meaning set forth in Section 4.3.4.
1.67.“Quality Agreement” has the meaning set forth in Section 9 and attached hereto as Exhibit C, as amended from time to time.
1.68.“Raw Data” has the meaning given to it in the Development Agreement.
1.69.“Receiving Party” has the meaning set forth in Section 13.1.
1.70.“Regulatory Approval” means, with respect to a country in the Territory, any and all classifications, clearances, approvals, licenses, registrations or authorizations of any Regulatory Authority (including any required approvals for reimbursement) necessary to commercially distribute, sell or market a product in such country, including, as may be applicable, a premarket notification (510(k)) or a de novo application in the United States or analogous clearance or approval in other jurisdictions, including a CE marking approval in the EU.
1.71.“Regulatory Authority” means the FDA, the EMA or any supranational, national or local agency, authority, department, inspectorate, ministry official, parliament or public or statutory person of any government of any country having jurisdiction over any of the activities contemplated by this Agreement or the parties, or any successor bodies thereto.

1.72.“Regulatory Documentation” means: all (a) applications, registrations, licenses, authorizations and approvals (including Regulatory Approvals); and (b) correspondence, reports and other submissions submitted to or received from Regulatory Authorities and all supporting documents with respect thereto, including all adverse event files and complaint files.
1.73.“Representatives” means the employees, officers, directors, consultants and legal, technical and business advisors of a party and its Affiliates.
1.74.“Results” shall have the meaning set forth in Section 4.3.4.
1.75.“Sales Team” means, with respect to each party, all of the party’s employees or agents involved in the promotion and sale of the Horizon System, including any field based commercial representatives.
1.76.“Senior Executive” has the meaning set forth in Section 2.2.7.
1.77.“Subcommittee” has the meaning set forth in Section 2.2.1(iii).
1.78.“System” means (i) with respect to DexCom, the DexCom System as used in the Horizon System, and (ii) with respect to Insulet, the Insulin Delivery System as used in the Horizon System.
1.79.“Technology Information” has the meaning set forth in Section 13.4.
1.80.“Term” has the meaning set forth in Section 15.1.
1.81.“Territory” means worldwide.
1.82.“Third Party” means any entity or person other than DexCom or Insulet or their respective Affiliates.
1.83.“Transmitter” means a radio frequency transmitter that is a component of the DexCom System and is located on or near the skin surface and connected to the Sensor, which receives and transmits the representative glucose value measured by the Sensor to the Horizon System.
1.84.“Transparency Laws” has the meaning set forth in Section 7.2.
2.COMMERCIALIZATION, COMMERCIAL STEERING COMMITTEE, PARTY RESPONSIBILITIES
2.1.Commercialization Generally.
2.1.1.Commercialization Plan. As soon as reasonably practicable following the Effective Date, the parties will jointly agree on a detailed plan defining each party’s responsibilities for commercializing the Horizon System in the Agreed Markets (the “Commercialization Plan”). The Commercialization Plan, attached hereto as Exhibit B, will include for each Agreed Market each party’s respective responsibilities for, inter alia: (1) branding and co-promotion of the Horizon System, (2) provision of Co-Promotion Materials, as necessary, to enable the other party’s Sales Team to sell, market and train on the safe and effective utilization of the Horizon System, and (3) provision of ongoing patient support for its System as used in the Horizon System.
2.1.2.Efforts. The parties will use Commercially Reasonable Efforts to commercialize the Horizon System in the Territory, provided that neither party shall be obligated to launch its System or any component thereof, or to support the Horizon System, in countries or jurisdictions where such party has no existing or currently planned-for commercial activity, as determined by such party in its sole discretion. Each party will use Commercially Reasonable Efforts to (i) perform its obligations under the Commercialization Plan, (ii) obtain and maintain all Regulatory Approvals with respect to its System necessary to commercialize the Horizon System in each Agreed Market, and (iii) maintain commercial scale manufacturing with respect to its System sufficient to support its obligations under the Commercialization Plan.
2.1.3.Costs. Unless otherwise mutually agreed to by the parties in the Commercialization Plan, [***].
2.2.Steering Committee.
2.2.1.The parties shall establish a management team for the Commercialization Program that shall be comprised of [***] (“Commercial Steering Committee”). In accordance with the provisions and objectives of this Agreement and the Commercialization Plan, the Commercial Steering Committee shall:
(i)review and approve the Commercialization Plan;
(ii)oversee, coordinate and manage the parties’ activities under, and implementation of, the Commercialization Plan;
(iii)exercise decision-making authority over all Commercialization Plan activities and make all such decisions and take all such other actions as are delegated to it in this Agreement, including, but not limited to, deciding upon any changes to the Agreed Markets or allocation of Commercialization Costs;
(iv)oversee the format for providing forecasts under Section 5.2.2, and receive such forecasts;
(v)coordinate continuous improvement and technology upgrades for the Horizon System with the Development Agreement Steering Committee;
(vi)establish such additional joint subcommittees as it deems necessary to achieve the objectives and intent of this Agreement (each a “Subcommittee”); and
(vii)oversee and perform such other functions as are appropriate to further the purposes of this Agreement as mutually determined by the parties.
2.2.2.The Commercial Steering Committee shall meet as needed but not less often than [***] during the Term (as defined below). Commercial Steering Committee meetings shall be held at times and places or in such form, such as by telephone or video conference, as the Commercial Steering Committee determines, except that in-person meetings of the

Commercial Steering Committee will alternate between the parties’ offices, unless otherwise agreed in writing by the parties. Subject to Section 2.2.4, any Commercial Steering Committee member may designate by notice to the other members a qualified substitute to attend and perform the functions of that Commercial Steering Committee member at any Commercial Steering Committee meeting that such member cannot attend.
2.2.3.Subject to such persons being bound by written agreement(s) concerning confidentiality under this Agreement and proper assignment of Intellectual Property under the Development Agreement, each party may invite additional Representatives to attend Commercial Steering Committee meetings as observers or to make presentations, in each case without any voting authority, on written notice to the other party at least five (5) days before the Commercial Steering Committee meeting that the Representative will attend.
2.2.4.The Commercial Steering Committee shall appoint one (1) of the Commercial Steering Committee members to act as the initial Steering Committee chairperson during such period as the Commercial Steering Committee shall designate. At the end of each such designated period during the Term, the parties shall alternate in appointing the chairperson for the next such defined period. Where the Commercial Steering Committee chairperson cannot attend a Commercial Steering Committee meeting, the other member having been previously designated by the same party shall serve as the temporary Commercial Steering Committee chairperson for such meeting, unless neither of such party’s designated Commercial Steering Committee members can attend, in which case a qualified substitute designated by the Commercial Steering Committee chairperson for such purpose shall serve as the temporary Commercial Steering Committee chairperson for such meeting.
2.2.5.The Commercial Steering Committee chairperson shall be responsible for:
(i)calling and presiding over each Commercial Steering Committee meeting during his or her tenure as chairperson;
(ii)preparing and circulating the agenda for each such meeting; and
(iii)preparing draft minutes of each such meeting and providing a copy of the draft minutes to each Commercial Steering Committee member within [***] after each such meeting for approval, which shall be deemed to have been given unless the Commercial Steering Committee member objects within [***] after receipt of the draft minutes.
2.2.6.Each Commercial Steering Committee (or Subcommittee) member shall have one (1) vote in any matter requiring the Commercial Steering Committee’s (or Subcommittee’s) action or approval. [***]. The Commercial Steering Committee and each Subcommittee shall make all decisions and take other actions in good faith and with due care, after consideration of the information that is reasonably available to it, with the intention that the resulting decision or action shall:
(i)not breach or conflict with any requirements or other provisions of this Agreement or the Development Agreement; and
(ii)maintain or increase the likelihood that the parties will achieve the purposes and goals of the Commercialization Plan.

2.2.7.If a Subcommittee cannot reach a [***] decision on a matter at a regularly scheduled Subcommittee meeting, the Subcommittee shall refer such matter to the Commercial Steering Committee for resolution. If the Commercial Steering Committee cannot reach a [***] decision on any matter at a regularly scheduled Commercial Steering Committee meeting or within [***] thereafter (or, in the case of a matter referred to the Commercial Steering Committee by a Subcommittee, within [***] following such referral), then either party may, by notice to the other party, have such matter referred to an Executive Vice President of DexCom, or any other person that he or she designates from time to time for such purpose, and an Executive Vice President of Insulet, or any other person that he or she designates from time to time (each, a “Senior Executive”) for resolution by good faith discussions for a period of [***]. In the event that the Senior Executives are unable to reach agreement with respect to such matter within such [***], then the following shall apply:
(i)DexCom shall have the final decision-making authority with respect to (A) countries in which to commercialize the DexCom System as part of the Horizon System, (B) any Regulatory Documentation and Regulatory Approvals for the DexCom System, and (C) DexCom’s day-to-day implementation of its responsibilities under the Commercialization Plan; and
(ii)Insulet shall have the final decision-making authority with respect to (A) countries in which to commercialize the Insulet System as part of the Horizon System, (B) any Regulatory Documentation and Regulatory Approvals for the Insulin Delivery System and Horizon System and (C) Insulet’s day-to-day implementation of its responsibilities under the Commercialization Plan;
provided further, that neither party may exercise its final decision-making authority in a manner that (A) is inconsistent with the express terms of this Agreement or (B) would unilaterally impose any additional or different material obligation on the other party (including for the other party to incur or share any cost).
2.2.8.The Commercial Steering Committee has only the powers specifically delegated to it by this Agreement and has no authority to act on behalf of any party in connection with any Third Party. Without limiting the foregoing, the Commercial Steering Committee has no authority to, and shall not purport to or attempt to:
(i)amend this Agreement;
(ii)negotiate agreements on behalf of any party;
(iii)make representations or warranties on behalf of any party;
(iv)waive rights of any party;
(v)extend credit on behalf of any party; or
(vi)take or grant licenses of, transfer ownership or otherwise encumber Intellectual Property on behalf of any party.
2.2.9.The Commercial Steering Committee shall keep each party fully informed of the status of the parties’ activities under the Commercialization Plan.

2.2.10.Each party shall [***] of its respective Commercial Steering Committee members and their designated substitutes related to their participation on the Commercial Steering Committee and attendance at Commercial Steering Committee meetings.
2.3.Responsibilities. Subject to the terms and conditions of this Agreement, the Commercialization Plan and Development Agreement, or unless otherwise determined by the Commercial Steering Committee, each party shall (i) [***] for the design, development, verification and validation, Regulatory Approvals, customer training, marketing, distribution, Managed Care Reimbursement, and on-going post First Commercial Launch support of its System or any component thereof, and (ii) use good faith efforts to support the other party’s Customer acquisition, on-boarding, and ordering of the other party’s System.
3.INTELLECTUAL PROPERTY OWNERSHIP AND LICENSES
3.1.Intellectual Property Ownership. The parties intend that all development activities related to the Horizon System, including any continuous technology upgrades to the Horizon System and integration and testing of Major Releases and Minor Releases of a party’s System with the Horizon System, will be conducted under the Development Agreement and subject to the terms and conditions set forth therein. For clarity, the ownership and rights of each party with respect to Intellectual Property arising from the continued development of the Horizon System or any component thereof will be governed by the terms and conditions of the Development Agreement including, without limitation, Section 3 thereof.
3.2.Licenses Granted by Insulet.
3.2.1.Insulet Granted Licenses in Software. Under Insulet’s Copyrights in the Insulet Software Specifications and/or Insulin Device Interoperability Software, Insulet hereby grants DexCom, subject to the terms and conditions in this Agreement, a [***] license during the Term to [***] Insulet Software Specifications and/or Insulin Device Interoperability Software solely to perform DexCom’s obligations under the Commercialization Plan or otherwise under this Agreement.
3.2.2.Insulet Granted Licenses in Inventions. Under Insulet’s patent rights in the Insulin Device Interoperability Inventions, Insulet hereby grants DexCom, subject to the terms and conditions in this Agreement, a [***] license during the Term [***] any Insulin Device Interoperability Inventions solely to perform DexCom’s obligations under the Commercialization Plan or otherwise under this Agreement.
3.2.3.Insulet Granted Licenses in [***].
(i)Subject to the restrictions, limitations, reservations and conditions set forth in this Agreement and the Data Agreement, Insulet hereby grants to DexCom a [***] license during the Term to [***] perform its obligations under the Commercialization Plan or otherwise under this Agreement.
(ii)Subject to the restrictions, limitations, reservations and conditions set forth in this Agreement and the Data Agreement, Insulet hereby grants to DexCom a [***] license to [***] for all lawful purposes, except no [***] shall be used [***]; provided, however, that the foregoing shall not prevent DexCom from [***].

(iii)Notwithstanding the foregoing, DexCom shall not sell, assign, or otherwise transfer any [***] to any Third Party except to perform its obligations under the Commercialization Plan or otherwise under this Agreement.
3.2.4.Insulet Granted Licenses in Trademarks. Subject to the restrictions, limitations, reservations and conditions set forth in this Agreement, Insulet hereby grants to DexCom a [***] license for the Term to use the Insulet Trademarks solely to perform DexCom’s obligations under the Commercialization Plan, in full accordance with all guidelines and instructions as Insulet may deliver to Dexcom from time to time in its sole discretion. All goodwill arising from DexCom’s use of the Insulet Trademarks pursuant to the license grant in this Section 3.2.4 shall inure to Insulet.
3.3.Licenses Granted By DexCom.
3.3.1.DexCom Granted Licenses in Software. Under DexCom’s Copyrights in the DexCom Software Specifications and/or CGM Interoperability Software, DexCom hereby grants Insulet, subject to the terms and conditions in this Agreement, a [***] license during the Term to [***] DexCom Software Specifications and/or CGM Interoperability Software solely to perform Insulet’s obligations under the Commercialization Plan or otherwise under this Agreement.
3.3.2.DexCom Granted Licenses in Inventions. Under DexCom’s patent rights in the CGM Interoperability Inventions, DexCom hereby grants Insulet, subject to the terms and conditions in this Agreement, a [***] license during the Term [***] any CGM Interoperability Inventions solely to perform Insulet’s obligations under the Commercialization Plan or otherwise under this Agreement.
3.3.3.DexCom Granted Licenses in [***].
(i)Subject to the restrictions, limitations, reservations and conditions set forth in this Agreement and the Data Agreement, DexCom hereby grants to Insulet a [***] license during the Term to [***] solely to perform its obligations under the Commercialization Plan or otherwise under this Agreement.
(ii)Subject to the restrictions, limitations, reservations and conditions set forth in this Agreement and the Data Agreement, DexCom hereby grants to Insulet a [***] license to [***] for all lawful purposes, except no such [***] shall be used to [***]; provided, however, that the foregoing shall not prevent Insulet from [***].
(iii)Insulet shall not sell, assign, or otherwise transfer any [***] to any Third Party except to perform its obligations under the Commercialization Plan or otherwise under this Agreement.
3.3.4.DexCom Granted Licenses in Trademarks. Subject to terms, conditions, restrictions and approval rights set forth in this Agreement, DexCom hereby grants to Insulet a [***] license for the Term to use the DexCom Trademarks solely to perform Insulet’s obligations under the Commercialization Plan, in full accordance with all guidelines and instructions as DexCom may deliver to Insulet from time to time in its sole discretion. All goodwill arising from Insulet’s use of the DexCom Trademarks pursuant to the license grant in this Section 3.3.4 shall inure to DexCom.
3.4.Mutual Granted License in Copyrights. Subject to the terms, conditions, restrictions and approval rights set forth in this Agreement, each party hereby grants to the other party under such party’s Copyright interests in the Co-Promotion Materials a [***] license for the Term to use, reproduce and distribute the Co-Promotion Materials solely to perform its obligations under the Commercialization Plan.
3.5.Sublicenses. Any sublicense rights licensed under this Section 3 shall be subject to the following requirements: (i) each sublicensee must agree to be bound by terms and restrictions, including as to the protection of Confidential Information, at least as protective of the licensor of such rights as those contained in this Agreement, and (ii) any license rights may only be sublicensed for the purposes of and subject to any restrictions contained in this Agreement. Notwithstanding the foregoing, neither party may grant a sublicense under rights licensed under this Section 3 to any person or entity who is the subject of an action, suit or proceeding brought by the other party related to infringement of such licensed rights. For clarity, the foregoing covenant shall not be construed to affect the validity or enforceability of any sublicense granted before any such action, suit or proceeding is brought.
3.6.All Other Rights Retained. Except as expressly set forth in this Agreement, neither party grants to the other party any rights or license in or to any Intellectual Property owned or controlled by such party, whether by implication, estoppel, or otherwise.
3.7.No Representations Regarding Licensed Intellectual Property. All rights granted under this Section 3 are granted “as is” with no representations or warranties made regarding the validity, utility or performance of any data or Intellectual Property licensed hereunder.
4.REGULATORY COMPLIANCE
4.1.System Regulatory Responsibilities. Each party will be responsible for obtaining and maintaining all Regulatory Approvals for its System necessary to commercialize the Horizon System in the Agreed Markets, including (i) overseeing, monitoring, and coordinating all interactions with Regulatory Authorities; (ii) preparing, filing and maintaining all Regulatory Documentation; and (iii) maintaining all regulatory records as required by Applicable Law. In particular, (a) DexCom will be responsible for performing and leading all regulatory testing and related tasks, and for any Regulatory Documentation, associated with the DexCom System, including the CGM Patient Interface and all necessary related translations, and (b) Insulet will be responsible for performing and leading all regulatory testing and related tasks, and for any Regulatory Documentation, associated with the Insulet System, including the Insulin Delivery Patient Interface and all necessary related translations. Each party will provide all reasonable cooperation to the other party as may be required by the other party to obtain and maintain Regulatory Approvals for the other party’s System in the Agreed Markets necessary to support commercialization of the Horizon System.
4.2.Horizon System Regulatory Responsibilities. Subject to Sections 4.1 and 4.3, Insulet will be primarily responsible for obtaining and maintaining Regulatory Approval for the Horizon System in the Agreed Markets. Both parties will provide all reasonable cooperation with each other regarding obtaining and maintaining such Regulatory Approval. With respect to this Section 4.2, [***].

4.3.Clinical Studies.
4.3.1.Conduct. In the event of any Post-Approval Clinical Studies, the parties, through the Commercial Steering Committee, will mutually agree upon the definition, management, cost and allocation of cost as between the parties of such Post-Approval Clinical Studies. Insulet shall be the sponsor of each Post-Approval Clinical Study and shall have and maintain operational control and responsibility for each such Post-Approval Clinical Study, and DexCom shall (i) use Commercially Reasonable Efforts to cooperate with Insulet to support the Post-Approval Clinical Study, (ii) use Commercially Reasonable Efforts to cooperate with Insulet on all strategic level decisions relating to the conduct of such Post-Approval Clinical Study and (iii) be responsible for its portion of the agreed costs of such Post-Approval Clinical Study. In addition, [***].
4.3.2.Supply. Each party will supply reasonable quantities of its System [***] in connection with the conduct of a Post-Approval Clinical Study, provided that:
(i)At least [***] prior to the required delivery of the DexCom System for any Post-Approval Clinical Study, Insulet shall deliver to DexCom a forecast of the number of DexCom Systems it will require for such Post-Approval Clinical Study, along with the protocol for such Post-Approval Clinical Study (to the extent not already provided).
(ii)The number of DexCom Systems to be provided by DexCom shall [***].
4.3.3.Site Agreements. The parties agree that each Post-Approval Clinical Study shall be conducted pursuant to a separate written clinical study agreement with a Third Party principal investigator and/or site that includes appropriate permissions and consents such that each party has the right to (i) use the results of the Post-Approval Clinical Study (“Results”) in aggregate, de-identified form to support such party’s podium presentations, KOL engagement, and sales and marketing materials with respect to the Horizon System or System, and (ii) publish the Results subject to Section 4.3.4 below.
4.3.4.Publication. Should a party desire to publish or present, whether in writing or by oral presentation, any Results (“Publication”), such party shall provide the other party with a description of the oral presentation or, in the case of a manuscript or other proposed written disclosure, a current draft of such written disclosure at least [***] before such disclosure. The non-publishing party will have the right to make any editorial changes it deems necessary to ensure such Publication is accurate and in compliance with Applicable Laws, or to protect any of its Confidential Information. In addition, the Publication may be delayed at the non-publishing party’s written request for a period up to an additional [***] if it contains a disclosure of an invention(s) on which the non-publishing party desires to file for patent protection.
5.MANUFACTURING AND DISTRIBUTION
5.1.Manufacturing. Each party shall be solely responsible, at its own cost, for manufacturing its System, or components thereof, in connection with commercialization of the Horizon System. Each party shall manufacture its System in accordance with any agreed upon specifications for the Horizon System and all Applicable Laws (including cGMP). Upon reasonable request and at mutually agreeable times, each party will permit representatives of the other party to have access to its relevant System manufacturing records to ensure compliance with the Quality Agreement or regulatory requirements. The parties acknowledge and agree that any such observations and all such manufacturing records shall be protected under the confidentiality provisions of Section 13.
5.2.Distribution.
5.2.1.General. Subject to the terms and conditions herein and the Commercialization Plan, each party shall be responsible for the pricing, sale and distribution of its System or components thereof to Customers in the Agreed Markets in connection with commercialization of the Horizon System. In particular, Customers will order the DexCom System or any component thereof directly from DexCom, through DexCom’s established distribution channels, and Customers will order the Insulin Delivery System or any component thereof directly from Insulet, through Insulet’s established distribution channels. DexCom and Insulet agree to collaborate on ways to optimize distribution [***]. For clarity, unless otherwise agreed to in a Commercialization Plan, neither party will be obligated to identify and establish new distribution channels for its System in any Agreed Market.
5.2.2.Horizon System Forecasts. At least [***] prior to the projected First Commercial Launch of the Horizon System, Insulet shall deliver to DexCom a non-binding [***] forecast of shipments of the Horizon System for the [***] period following the projected First Commercial Launch, which forecast shall be updated [***] on a rolling basis for the following [***] period until First Commercial Launch and provided to DexCom within [***] of the end of [***]. After First Commercial Launch, Insulet shall provide DexCom, within [***] of the end [***], with non-binding [***] forecasts of shipments of the Horizon System for the following [***] period. All forecasts provided under this Section 5.2.2 shall be non-binding on Insulet, but shall be in a format, subject to approval by the Commercial Steering Committee, that is sufficiently detailed to allow DexCom to adjust the manufacturing requirements of its System as appropriate (e.g., manufacturing ramp up or ramp down). Any change to the timing of such forecasts shall be (i) subject to approval by the Commercial Steering Committee and (ii) permitted only following the date that is [***] following the First Commercial Launch.
5.2.3.Ordering Process. As part of the Commercialization Plan, Insulet and DexCom agree to establish a process whereby each party will deliver its System or components thereof to Customers [***]. As part of the Commercialization Agreement, the parties may also establish customer service satisfaction metrics, as agreed to by the Commercial Steering Committee, for maintaining a minimum level of customer service satisfaction and requirements for each party to implement adjustments to its customer service practices should such metrics fall below the agreed upon threshold.
5.2.4.Labeling and Packaging. Subject to all Applicable Laws and conditions of Regulatory Approval, each party will be solely responsible for packing its System for distribution to Customers in accordance with its normal shipping practices. Except as may be set forth in the Commercialization Plan, each party shall be solely responsible for determining the labeling and packaging of its System.
5.2.5.[***]. Each party will be solely responsible for [***], provided that each party shall reasonably support the other party with respect to the other party’s [***] efforts. Each party agrees that it shall not take any action, directly or indirectly, [***].

6.MARKETING
6.1.Marketing Plan. The parties agree to collaborate in good faith to support the commercial launch and marketing of the Horizon System in the Agreed Markets. In connection therewith, the parties will include details in the Commercialization Plan setting forth each party’s responsibilities in connection with launching and promoting the Horizon System in the Agreed Markets, including details for the parties to collaborate on [***]. The Commercialization Plan will also set forth the parties’ joint promotion efforts to be undertaken with respect to the Horizon System in the Agreed Markets, which joint efforts may include but are not limited to:
(i)[***];
(ii)[***];
(iii)[***];
(iv)[***];
(v)[***];
(vi)[***];
(vii)public communications and press releases regarding the Horizon System (e.g. “approved uses”), communications for investor relations, conferences, etc.;
(viii)joint presentations at trade shows; and
(ix)other aspects as jointly determined to be of benefit by the parties.
6.1.2.Supply. Each party agrees to provide the other party with reasonable quantities of samples of its System or components thereof to support the promotion of the Horizon System by the other party in accordance with the Commercialization Plan.
6.1.3.Marketing Team. Each party will designate a marketing team consisting of at least two (2) Representatives (“Marketing Team”) to coordinate activities under the Commercialization Plan, which Marketing Team shall meet at least [***] for the first [***] after First Commercial Launch, and at least annually thereafter.
6.2.Co-Promotion Materials.
6.2.1.Approval. The parties shall prepare the Co-Promotion Materials in accordance with the Commercialization Plan with oversight by [***]. All Co-Promotion Materials will be subject to review and approval of [***] and pursuant to each party’s internal policies and procedures. Each party shall and shall cause its Representatives to (i) use, reproduce and distribute only Co-Promotion Materials reviewed and approved as set forth in this Agreement; and (ii) not modify, alter, amend, adjust or mask any portion of the Co-Promotion Materials in any way. Each party will promptly notify the other party and take all necessary corrective action in the event such party learns that any such modification, alteration, amendment, adjustment or masking, or any such use or distribution of unapproved marketing materials has taken place by it or its Representatives. [***] (a) [***], (b) [***], and (c) [***].
6.2.2.Other Materials. Except as provided in Section 6.2.1 with respect to Co-Promotion Materials, prior to a party’s usage of the other party’s Trademarks in connection with the marketing of its System, the party that has created such materials shall submit them to the other party for review and written approval, which may be given or withheld in the other party’s sole discretion. Each party shall conduct its review of any materials submitted to it pursuant to this Section 6.2.2 within [***] of receipt. If such approval is given, the party that has created such materials may use them solely in the manner that has been approved, until such time as it receives a written notice from the other party stating that such use must stop or be modified.
6.3.Training. The parties shall, in accordance with the Commercialization Plan, collaborate in good faith to continually update and provide Co-Promotion Materials for training the parties’ respective Sales Teams with respect to promoting the Horizon System in the Agreed Markets in compliance with Applicable Law. In connection therewith, each party agrees to reasonably make its relevant Sales Team available for training from time to time.
7.COMPLIANCE WITH LAWS
7.1.General. Each of DexCom and Insulet shall perform and shall procure that their respective Affiliates and its and their agents perform, their obligations under this Agreement in accordance with Applicable Law. Neither party nor any of its Affiliates shall, or shall be required to, undertake any activity pursuant to this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law or any of its internal policies and procedures.
7.2.Transparency Reporting. Each party will comply with Applicable Law relating to the tracking and reporting of payments and transfers of value provided to health care professionals, health care organizations, and other relevant individuals and entities, including, without limitation, the Physician Payments Sunshine Act (Section 6002 of the Patient Protection and Affordable Care Act) (collectively, “Transparency Laws”). Each party agrees to cooperate with the other in good faith to provide to the other party with all information necessary for such party to comply with any Transparency Laws.
7.3.Privacy Laws. Each party agrees to collect, process and store Personal Data in its System in strict compliance with Privacy Laws. Without limiting the generality of the foregoing, each party agrees to: (i) obtain and store all authorizations and/or lawful bases necessary to process and share Personal Data (identified and de-identified) in connection with the Horizon System, (ii) timely enter into legally required agreements with Third Parties regarding the processing of Personal Data (e.g., “Business Associate” agreements as defined by HIPAA and processor agreements as defined by GDPR); (iii) implement and maintain appropriate organizational and technical security measures to protect Personal Data; (iv) only transfer Personal Data from any jurisdiction to any other jurisdiction (the European Economic Area constituting a single jurisdiction for this purpose), pursuant to an appropriate data transfer agreement or other mechanism appropriate to comply with Applicable Law; (v) provide Customers with a mechanism to withdraw their consent for or otherwise object to/opt-out of processing for Personal Data that it controls or possesses.

7.4.Reporting of Compliance Violations; Written Certification. Each of the parties shall report to the other party hereto at the name and address listed in Section 17.6 of this Agreement, any violations of the compliance obligations set forth in this Section 7 and shall, upon written request, provide a written certification to the other party of compliance with such laws, regulations and company policies as set forth in this Section 7.
8.DATA AGREEMENT.
8.1.Within [***] of the Effective Date, the parties agree to use Commercially Reasonable Efforts to negotiate and enter into an agreement governing the collection, processing, storage and sharing of data (including Personal Data) collected through, or generated by, a party’s System or any component thereof (or other party products) (such data the “Data” and such agreement the “Data Agreement”). Once executed, the Data Agreement shall provide that:
(i)Each party will be the owner of any Data that it directly collects from Customers through its System. With respect to Personal Data (as defined in the GDPR) collected from a party’s Customers located in the European Economic Area, each party shall be an individual, separate Data Controller (as defined in the GDPR) with respect to such Personal Data. Under no circumstances will the parties be regarded as joint Data Controllers within the meaning set forth in GDPR Article 26 with respect to such Personal Data;
(ii)Each party shall be solely responsible for its compliance with Privacy Laws including, but not limited to: (a) fulfilling transparency obligations; (b) obtaining all necessary authorizations and/or lawful bases from its Customers to process their Data consistent with intended uses of the Horizon System; and (c) the fulfillment of data subject rights requests;
(iii)Each party shall only process Data shared with it for the “Permitted Purposes” as defined in the Data Agreement;
(iv)Each party shall implement and maintain administrative, physical, and technical safeguards to ensure protection of the security, confidentiality, and integrity of Data. Each party’s security measures must be designed to protect Data from and against accidental or unlawful destruction, loss, alteration, or unauthorized disclosure or access (a “Data Breach”);
(v)Each party shall maintain security incident management policies and procedures and shall promptly notify the other party without undue delay of any Data Breach that impacts or is reasonably likely to impact the other party’s Data. Where a party has suffered a Data Breach (“Breached Party”), it shall make reasonable efforts to identify and remediate the cause of such Data Breach. The Breached Party shall be solely responsible to notify government authorities and individuals of any Data Breach experienced by it. If a Data Breach affects both parties, the parties agree to coordinate with respect to any communications or notifications that are sent regarding such Data Breach;
(vi)In the event of a dispute or claim brought by an individual or any government authority concerning Data shared under the terms of the Data Agreement against either or both parties, the parties will inform each other about any such disputes or claims, and will cooperate with a view to resolving them within a reasonable time;
(vii)Under no circumstances shall a party use any Data that is explicitly or otherwise readily identifiable as the other party’s for publication, including but not limited to posters, abstracts, clinical studies or podium presentations, without the other party’s prior express written consent, which shall not be unreasonably withheld;
(viii)The parties may share [***];
(ix)No party shall make any statement, or use the other Party’s Data, or data derived from such Data in a manner, that could be reasonably be expected to [***] for the other party’s System (or any component thereof or services related thereto);
(x)Subject to review and approval of the Commercial Steering Committee, a party may share Data that it collects from its Customers with Third Parties (a) when necessary to perform its obligations under this Agreement or (b) when requested and consented to by the Customer, including but not limited to [***];
(xi)The parties shall develop a method to reconcile the identity management of Data records stored by each party;
(xii)The parties shall implement an [***] connection between the parties for the secure sharing of Data;
(xiii)The parties shall develop a process for the coordination of obtaining all Customer consents with respect to the sharing of Data from its System with the other party and for complying with subsequent Customer requests for modification of consent or removal of such Personal Data.
9.QUALITY AGREEMENT. Within [***] after the Effective Date, the parties shall enter into a quality agreement (the “Quality Agreement”) setting forth:
(i)The process, timing and manner for the sharing and reporting of information, including adverse events, relating to the safety of the Horizon System or any component thereof, in compliance with Applicable Law;
(ii)the sharing of information resulting from, and interactions and responsibilities during, any inspection activities by a Regulatory Authority relating to the Horizon System;
(iii)the right of the parties to cross-reference, file or incorporate by reference any Regulatory Documentation filed or owned by the other party in connection with the other party’s products;
(iv)the process for coordinating risk management across the Horizon System;

(v)DHF mapping;
(vi)change control and change management procedures; and
(vii)conformance and compliance to product specifications.
10.CUSTOMER SERVICE.
10.1.Responsibility. Each party shall be solely responsible, [***], for providing customer service support to Customers of its System or any component thereof.
10.2.Coordination. The parties shall jointly develop a system to evaluate, triage, and transfer customer support calls (or other methods of inquiry) to the appropriate party as further outlined in the Quality Agreement between the parties, Appendix 1 ‘Insulet-DexCom Complaint Handling Flowchart. At least [***] prior to the projected First Commercial Launch, the heads of each party’s customer service team will meet to agree on such system and test it prior to First Commercial Launch.
10.3.Supply. Each party shall, in accordance with the Commercialization Plan, collaborate in good faith (i) to provide the other with a reasonable quantity of samples of its System or components thereof for customer support training and (ii) reasonably provide relevant customer support training on its System to the other party’s Representatives .
11.LIFECYCLE MANAGEMENT
11.1.Improvements and Technology Upgrades. During the Term, the parties will collaborate on the (i) on-going development, maintenance, and support of the Horizon System, and (ii) continuous improvement and technology upgrades for the Horizon System or any component thereof. Within [***] of the Effective Date, the parties will mutually agree upon a responsibility matrix, subject to review and approval of the Commercial Steering Committee, showing allocation of responsibility between the parties for the on-going development, maintenance, and support of specific components Horizon System both pre- and post-First Commercial Launch. [***].
11.2.Version Support.
11.2.1.Each party agrees [***].
11.2.2.Beginning on the [***], each party agrees for the Term to use Commercially Reasonable Efforts to provide and support development of the Horizon System with respect to any Minor Release or Major Release of its System or component thereof [***], which development activities will be conducted by the parties under, and pursuant to, the terms and conditions of the Development Agreement. In furtherance of the foregoing, [***].
11.2.3.Beginning on the [***], each party shall provide the other party with at least [***] advance written notice with respect to [***]. Any such notice shall be treated as the releasing party’s Confidential Information until the releasing party publicly announces that it is [***].
11.3.DexCom [***].
11.4.Insulet [***].

12.REPRESENTATIONS AND WARRANTIES
12.1.Each party hereby represents and warrants to the other party that as of the Effective Date:
(i)it is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation;
(ii)it is duly authorized to execute and deliver this Agreement, the person or persons executing this Agreement on its behalf have been duly authorized to do so by all requisite corporate action, and this Agreement is legally binding upon it and enforceable in accordance with its terms;
(iii)it has full corporate right, power and authority to perform its respective obligations under this Agreement, including the right to grant the rights and licenses granted to the other party hereunder;
(iv)it will obtain and maintain all licenses, permits and other authorizations necessary to perform its obligations hereunder, and will fully cooperate in obtaining and maintaining any approvals from Regulatory Authorities necessary to implement this Agreement;
(v)it will perform its obligations hereunder in compliance with all Applicable Law, and it has in place a compliance program and internal policies and procedures for its employees and agents to comply with Applicable Law (including without limitation Anti-Corruption Law and Privacy Law) as contemplated by Section 7, including without limitation training on such policies and procedures and reporting obligations for non-compliance.
(vi)as of the Effective Date of this Agreement, neither it nor its owners, employees or agents performing under this Agreement (collectively “Covered Contractors”), are an Ineligible Person. During the Term of this Agreement, each party agrees to immediately disclose in writing to the other party: (i) any debarment, exclusion or other event that makes such party or its Covered Contractors, an Ineligible Person; or (ii) if such party or its Covered Contractors is charged with a criminal offense related to any federal health care program, or is proposed for exclusion from the provision of health care items or services. Each party hereto shall immediately notify the other party hereto of any threatened, proposed or actual exclusion or debarment of such party, its owners, employees or agents performing under this Agreement of which it becomes aware. In the event any party performing under this Agreement becomes an Ineligible Person, this Agreement shall, as of the effective date of such party becoming an Ineligible Person, automatically terminate. In the event any non-employee agents of the parties performing under this Agreement becomes an Ineligible Person during the Term of this Agreement, such agents shall immediately cease performing under this Agreement, and the other party shall have the option of immediately terminating this Agreement.

12.2.Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 12, EACH OF INSULET AND DEXCOM MAKES NO REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, AND EXPRESSLY DISCLAIMS ANY WARRANTIES EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, AND NON-INFRINGEMENT.
13.CONFIDENTIALITY
13.1.Confidential Information. Except as expressly provided in this Agreement, during the Term and for [***] thereafter, any party receiving Confidential Information, as defined below (the “Receiving Party”), will not publish or otherwise disclose and will not use such Confidential Information for any purpose other than carrying out Receiving Party’s obligations under this Agreement and exercising the Receiving Party’s rights under this Agreement. For purposes of this Agreement, “Confidential Information” means any information furnished by a party (the “Disclosing Party”) pursuant to this Agreement, which is confidential or proprietary to the Disclosing Party, but excluding Personal Data. For the avoidance of doubt, DexCom Data constitutes Confidential Information of DexCom, and Insulin Data constitutes Confidential Information of Insulet. Notwithstanding the foregoing, Confidential Information will not include information that, in each case as demonstrated by the Receiving Party with reliable written documentation:
(i)was already known to the Receiving Party, other than under an obligation of confidentiality owed to the Disclosing Party, at the time of disclosure;
(ii)was generally available to the public or otherwise part of the public domain at the time of its disclosure to the Receiving Party;
(iii)became generally available to the public or otherwise part of the public domain after its disclosure hereunder and other than through any act or omission of the Receiving Party in breach of this Agreement, the Development Agreement or that certain Mutual Confidentiality and Nondisclosure Agreement between the parties, dated as of [***] (the “Existing NDA”); or
(iv)was subsequently lawfully disclosed to the Receiving Party by a person without breaching a duty of confidentiality or developed by the Receiving Party without use of, reliance on, or reference to any information or materials disclosed by the Disclosing Party.
13.2.Permitted Disclosures. Notwithstanding Section 13.1, a Receiving Party may use or disclose Confidential Information solely to the extent such use or disclosure is reasonably necessary in complying with an order of a court of law, prosecuting or defending litigation, complying with applicable governmental regulations, filing and prosecuting patent applications on Inventions owned by the Receiving Party, submitting information to tax or other governmental authorities, or conducting clinical trials; provided that if a Receiving Party is required to make any such disclosure of Confidential Information, it will give the other party reasonable advanced notice of the disclosure, and use its reasonable efforts to secure confidential treatment of the information prior to its disclosure (whether through protective orders or otherwise).
13.3.Return of Confidential Information. Within [***] after the effective date of any termination of this Agreement, each party will return to the other party (where practicable), or at the Receiving Party’s option, destroy and provide written certification of the destruction of, all tangible materials that contain the Disclosing Party’s Confidential Information, except to the extent that retention of such Confidential Information is reasonably necessary for the Receiving Party to exploit any continuing rights it may have and/or to fulfill its obligations contemplated herein, including its obligations of non-disclosure and non-use hereunder. The return and/or destruction of such Confidential Information as provided above shall not relieve the Receiving Party of its obligations under this Agreement. The provisions of this section shall not apply to copies of electronically exchanged Confidential Information made as a matter of routine information technology backup and to Confidential Information or copies thereof which must be stored by the Receiving Party according to provisions of Applicable Law or the Receiving Party’s internal policies and procedures.
13.4.Confidentiality Terms; Confidentiality of Agreement; No Press Release. Except as explicitly permitted under this Agreement and to the extent required to comply with Applicable Law, neither party will make any disclosure to any Third Party (other than on a confidential basis to its Representatives, or existing or potential investors), and no press release will issue, relating to the existence of this Agreement, any term hereof, or any transaction contemplated herein unless required in the normal course of business and under Applicable Law. Where a press release or other public disclosure is so required, or where the parties have otherwise mutually agreed to the issuance of a press release or other public disclosure, no party shall issue a press release or make such public disclosure, without first giving the other party reasonable opportunity to review and approve the proposed public disclosure or press release. Each party will not reveal any Confidential Information or information about the other party’s technology or products that is not publicly known (“Technology Information”) to anyone other than its Representatives who are performing tasks in support of such party’s obligations or rights under this Agreement and who are bound by confidentiality obligations to not reveal or display such Confidential Information or Technology Information; provided that the parties agree that the fact that the parties are collaborating and the general nature of the collaboration is not Confidential Information.
14.INDEMNIFICATION AND DEFENSE OF INFRINGEMENT
14.1.DexCom will defend and indemnify Insulet, its Affiliates, and each of its directors, officers, employees, agents, successors and assigns (collectively, “Insulet Indemnities”), against all Third Party claims, suits and proceedings, and will hold the Insulet Indemnitees harmless against all judgments, settlements, costs, liabilities and expenses (including reasonable attorneys’ fees and litigation costs) (collectively, “Losses”) payable to Third Parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) DexCom’s breach of [***], (ii) the [***], or (iii) physical injury (including death) and/or property damage [***].
14.2.Insulet will defend and indemnify DexCom, its Affiliates, and each of its directors, officers, employees, agents, successors and assigns (collectively, “DexCom Indemnitees”), against all Third Party claims, suits and proceedings, and will hold the DexCom Indemnitees harmless against all Losses payable to Third Parties in connection with such claims, suits and proceedings, to the extent arising from or occurring as a result of: (i) Insulet’s breach of [***], (ii) [***], or (iii) physical injury (including death) and/or property damage [***].
14.3.If the activities of the parties under this Agreement result in a claim, suit or proceeding in which DexCom and Insulet are both entitled to indemnification by the other party pursuant to Sections 14.1 and 14.2, then the parties will discuss in good faith their cooperation in connection with such matter, and shall discuss in good faith an equitable allocation of each party’s indemnification obligations under this Section 14.
14.4.If the activities of the parties under this Agreement result in a Third Party claim, suit, allegation, action or proceeding against Insulet or DexCom alleging infringement of a claim of a patent or alleges infringement or misappropriation of some other intellectual property right of such Third Party and (i) neither DexCom nor Insulet is or (ii) both DexCom and Insulet are, [***], such party will promptly notify the other party in writing. The parties agree that in connection with a [***], they will [***], and shall [***]. The parties will consult prior to entering any settlement agreement concerning any [***] and, in the event a party [***] the other party [***].
14.5.Any party seeking indemnification hereunder (the “Indemnitee”) will promptly notify the indemnifying party (the “Indemnitor”) of any claim, loss, or expense likely to lead to a claim for indemnification, along with all material related information. The Indemnitor will have the right to manage the defense and settlement of any claim, except [***]. The Indemnitee may not enter into any settlement of any such claim without the prior written consent of Indemnitor. The Indemnitee will [***]. The Indemnitee [***]. In addition, the Indemnitee may [***].
14.6.Notwithstanding the foregoing, an Indemnitor under this Section 14 has no obligation for any Losses to the extent resulting from (i) [***], or (ii) [***].
15.TERM AND TERMINATION
15.1.Term. The initial term of this Agreement will commence on the Effective Date and will continue for a period of [***] from date of the first Regulatory Approval for the Horizon System, unless terminated earlier pursuant to the other provisions of this Section 15 (the “Term”).
15.2.Termination for Material Breach. Either party shall be entitled to terminate this Agreement upon [***] prior written notice to the other party if the other party materially breaches any material term of this Agreement and, if such breach is curable within such [***] period, fails to cure such breach within such period. In the event of termination under this Section 15.2:
15.2.1.the breaching party shall, at the non-breaching party’s option, continue to support all current and new Customers on the version of its System used in the Horizon System as of the effective date of termination under this Section 15.2 for [***] following such effective date of termination; and
15.2.2.this Agreement will terminate except that the license grants in Sections 3.2, 3.3, and 3.4 shall continue solely to the extent necessary for the parties to comply with their obligations in Section 15.2.1.

15.3.Termination [***], such party shall provide the other party written notice within [***] (or as soon as permitted under Applicable Law) [***]. At any time within [***] following receipt of a notice pursuant to this Section 15.3, the other party shall have the right (but not the obligation) to terminate this Agreement effective [***]. In the event of termination under this Section 15.3:
15.3.1.the terminating party shall [***] as of the effective date of termination under this Section 15.3 for [***] following such effective date of termination; and
15.3.2.this Agreement will terminate except that [***].
For clarity, [***].
For purposes of this Section 15.3, [***] means (i) with respect to DexCom, a Third Party engaged in the business of [***], and (ii) with respect to Insulet, a Third Party engaged in the business of [***].
15.4.Effect of Termination.
15.4.1.General. In the case of expiration or termination of this Agreement, all rights and obligations of the parties shall cease immediately, unless otherwise indicated in this Agreement.
15.4.2.Accrued Rights and Obligations. Expiration or termination of this Agreement shall not relieve the parties of any obligation accrued prior to such expiration or termination, nor shall expiration or any termination of this Agreement preclude either party from pursuing all rights and remedies it may have under this Agreement, at law or in equity, with respect to breach of this Agreement nor prejudice any party’s right to obtain performance of any obligation.
15.4.3.Survival. In the event of any expiration or termination of this Agreement, Sections 1, 3.1, 3.2.3(ii), 3.3.3(ii), 3.6, 3.7, 4.3.4, 7, 8.2, 11.3, 11.4, 12.2 and 13-17 will survive such expiration or termination.
16.LIMITATION OF LIABILITY
OTHER THAN WITH RESPECT TO BREACHES OF [***], IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY OTHER ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS ARE WITHOUT PREJUDICE [***] AND SHALL APPLY WHETHER OR NOT THE BREACHING PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. IF EITHER PARTY TERMINATES THIS AGREEMENT IN ACCORDANCE WITH ANY OF ITS PROVISIONS, [***].
17.MISCELLANEOUS

17.1.No Exclusivity. The Agreement shall be non-exclusive for both Insulet and DexCom and shall in no way prohibit either party from working with any Third Party, including without limitation, other insulin pump, other CGM and/or data management companies. Both parties understand and agree that the other party and its Affiliates may acquire, license, design, develop, market, sell and/or distribute products that compete, directly or indirectly, with the products contemplated by this Agreement.
17.2.Subcontractors. Either party may subcontract the performance of its obligations under this Agreement to an Affiliate or Third Party, provided that such subcontractor is bound by terms and conditions consistent with this Agreement, including restrictions with respect to the protection and use of Confidential Information which are no less stringent than those set forth in this Agreement, and each party shall be fully responsible for the performance of its subcontractors.
17.3.Force Majeure. Nonperformance of any party (except for payment obligations) will be excused to the extent that performance is rendered impossible by strike, fire, earthquake, flood, governmental acts or orders or restrictions, or any other reason where failure to perform is beyond the reasonable control of the nonperforming party.
17.4.No Implied Waivers; Rights Cumulative. No failure on the part of DexCom or Insulet to exercise and no delay in exercising any right under this Agreement, or provided by statute or at law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, nor will any partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.
17.5.Independent Contractors. Nothing contained in this Agreement is intended implicitly, or is to be construed, to constitute DexCom or Insulet as partners in the legal sense. No party hereto will have any express or implied right or authority to assume or create any obligations on behalf of or in the name of any other party or to bind any other party to any contract, agreement or undertaking with any Third Party.
17.6.Notices. All notices, requests and other communications hereunder will be in writing and will be personally delivered or sent by overnight courier or registered or certified mail, return receipt requested, postage prepaid, in each case to the respective address specified below, or such other address as may be specified in writing to the other parties hereto:
Insulet: Insulet Corporation
100 Nagog Park
Acton, MA 01720
Attn: Legal Department
[***]
DexCom: DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
Attn: Legal Department
[***]
17.7.Assignment. Except as otherwise expressly provided under this Agreement, neither party may assign or otherwise transfer this Agreement or any right or obligation hereunder without the express prior written consent of the other party; provided that: either party shall be permitted to effect such an assignment or other transfer of this Agreement in its entirety without the written consent of the other party (a) [***], or (b) [***]. Any attempt to assign or transfer this Agreement not in compliance with this Section 17.7 will be void. Subject to the foregoing, this Agreement is binding upon and will inure to the benefit of each of the parties and their respective successors and permitted assigns.
17.8.Modifications. No amendment or modification of any provision of this Agreement will be effective unless in writing signed by all parties hereto. No provision of this Agreement will be varied, contradicted or explained by any oral agreement, course of dealing or performance or any other matter not set forth in an agreement in writing and signed by all parties.
17.9.Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, all other provisions hereof will remain in full force and effect in such jurisdiction and will be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.
17.10.Governing Law. This Agreement and any dispute arising from the performance or breach hereof will be governed by and construed and enforced in accordance with, the laws of the [***] without regard for conflicts of laws principles. Disputes as to matters within the authority of the Commercial Steering Committee will be resolved as set forth in Section 2.2.7; provided that any dispute as to the application of such Section 2.2.7 shall be subject to this Section 17.10.
17.11.Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which together, will constitute one and the same instrument.
17.12.Interpretation. Headings used herein are for convenience only and will not in any way affect the construction of or be taken into consideration in interpreting this Agreement. The expression “including” shall be interpreted to mean “including without limitation”.
17.13.Entire Agreement. This Agreement (including all Exhibits to this Agreement), together with the Existing NDA and Development Agreement, constitutes the entire understanding and agreement between the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter.
17.14.Non-Disparagement; Comparative Statements:
17.14.1.Neither party shall disparage the other party’s System (or any component thereof or services related thereto) or engage in any unfair, misleading or deceptive practices regarding the other party’s System (or any component thereof or services related thereto).
17.14.2.No party shall make any public statement (I) [***], or (II) [***].
17.15.Third Party Products.
17.15.1.Insulet shall not accept any consideration from any Third Party to [***], provided that such restriction shall not prevent Insulet from [***] if made (a) in connection with a general advertisement not specifically targeting such replacement or (b) upon the unsolicited request of a patient or such patient’s health care professional.
17.15.2.DexCom shall not accept any consideration from any Third Party [***], provided that such restriction shall not prevent DexCom from [***] if made (a) in connection with a general advertisement not specifically targeting such replacement or (b) upon the unsolicited request of a patient or such patient’s health care professional.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date set forth below.

DEXCOM, INC. By: /s/ Kevin R. Sayer Print Name: Kevin R. Sayer Title: CEO & President Date: November 22, 2019	INSULET CORPORATION By: /s/ Shacey Petrovic Print Name: Shacey Petrovi Title: President & Chief Executive Officer Date: November 22, 2019

Exhibit A: Horizon System Architecture
[***]
Exhibit B: Commercialization Plan
[***]
Exhibit C: Quality Agreement
[***]
Exhibit D: Data Agreement
[***]
Exhibit 1.2
Agreed Markets
[***]
Exhibit 1.32
DexCom Trademarks

DEXCOM and the DEXCOM Logo
DEXCOM CLARITY
DEXCOM FOLLOW
SHARE, or DEXCOM SHARE